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                                                                [EXECUTION COPY]


                  AMENDED AND RESTATED FOAMEX PLEDGE AGREEMENT
                  --------------------------------------------

     This AMENDED AND RESTATED FOAMEX PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Pledge Agreement"), dated as of June 30, 1999, is made by FOAMEX, L.P., a Delaware limited partnership (the "Pledgor"), in favor of CITICORP USA, INC., as collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties.


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to a Credit Agreement, dated as of June 12, 1997, as amended as of February 27, 1998, as further amended as of June 29, 1999 (as amended, supplemented, amended and restated or modified from time to time, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex" or a "Borrower"), General Felt Industries, Inc., a Delaware corporation (a "Borrower"; and, if together with Foamex, the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and general partner of Foamex, FMXI, Inc., a Delaware corporation and managing general partner of Foamex, the Lenders, the Issuing Banks and Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Commitments to make Credit Extensions to the Borrowers;

     WHEREAS, the Pledgor has heretofore executed, in favor of the Collateral Agent, that certain Foamex Pledge Agreement, dated as of June 12, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing Pledge Agreement").

     WHEREAS, the Pledgor and the Collateral Agent have agreed to hereby amend and restate the Existing Pledge Agreement;

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuing Banks to make Credit Extensions (including the initial Credit Extension) to the Borrowers pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Secured Party, as follows:


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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" and "Borrowers" are defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Collateral Agent" is defined in the preamble.

     "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

     "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and as is carried on the books of a Commodity Intermediary for a Commodity Customer.

     "Commodity Customer" means a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

     "Commodity Intermediary" means (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

     "Credit Agreement" is defined in the first recital.

     "Credit Extensions" means the Loans and the Letters of Credit.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock or other Equity Interests constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.


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     "Entitlement Holder" means a person identified in the records of a
Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the U.C.C., such person is the Entitlement Holder.

     "Financial Asset" means (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the U.C.C. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

     "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of the Pledgor.

     "Lender" and "Lenders" are defined in the first recital.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Note Issuing Bank" means each Person identified in Item A of Attachment 1 hereto as the issuing bank of the Pledged Note identified opposite the name of such Person.

     "Pledged Notes" means all promissory notes of any Pledged Note Issuing Bank substantially the form of Exhibit A hereto which are delivered by the Pledgor to the Collateral Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, modified or supplemented from time to time, together with any promissory note of any Pledged Note Issuing Bank taken in extension or renewal thereof or substitution therefor.

     "Pledged Property" means all Pledged Shares, all Pledged Notes, and all other pledged shares of capital stock or other Equity Interests or promissory notes, all Investment Property, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered or requested to be delivered by the Pledgor to the Collateral Agent or may from time to time hereafter be delivered or required to be delivered by the Pledgor to the Collateral Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuing Bank" means each Person identified in Item B of Attachment 1 hereto as the issuing bank of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock or other Equity Interests of any Pledged Share Issuing Bank which are delivered by the Pledgor to the Collateral Agent as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.


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     "Secured Obligations" is defined in Section 2.2.

     "Secured Parties" means, collectively, the Lenders, the Issuing Banks, the Administrative Agents, the Collateral Agent and the Funding Agent.

     "Securities Act" is defined in Section 6.2.

     "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the U.C.C.

     "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

     "Securities Intermediary" means (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

     "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

     "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                                     PLEDGE

     SECTION 2.1. Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the


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Collateral Agent, for its benefit and the ratable benefit of the Secured
Parties, a continuing security interest in, all of the following property (the "Collateral"):

          (a) all promissory notes of each Pledged Note Issuing Bank identified in Item A of Attachment 1 hereto;

          (b) all other Pledged Notes issued from time to time;

          (c) all issued and outstanding shares of capital stock of each Pledged Share Issuing Bank identified in Item B of Attachment 1 hereto;

          (d) all other Pledged Shares issued from time to time;

          (e) all other Pledged Property, whether now or hereafter delivered or required to be delivered to the Collateral Agent in connection with this Pledge Agreement;

          (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

          (g) all proceeds of any of the foregoing.

     SECTION 2.2. Security for Obligations. This Pledge Agreement secures the payment in full in cash of all Obligations of each Borrower now or hereafter existing under the Credit Agreement, the Notes, the Foamex Guaranty, and each other Loan Document to which Foamex is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of each other Obligor now or hereafter existing under each Loan Document to which such Obligor is or may become a party (all such obligations of Foamex and such other Obligors being the "Secured Obligations").

     SECTION 3.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION 2.4. Dividends on Pledged Shares and Payments on Pledged Notes. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default of the nature referred to in Section 11.1(f) or 11.1(g) of the Credit Agreement or Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Collateral Agent.

     SECTION 2.5. Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall


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          (a) remain in full force and effect until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Commitments,

          (b) be binding upon the Pledgor and its successors, transferees and assigns, and

          (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article XIII of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate with respect to
(x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

     SECTION 2.6. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional with respect to the Secured Obligations, irrespective of

          (a) any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

          (b) the failure of any Secured Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against either Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations,

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation,

          (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall


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     not be subject to (and the Pledgor hereby waives any right to or claim of)
     any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise,

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or

          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties, etc. The Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Collateral Agent of any Collateral, as set forth in this Article.

     SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Collateral Agent.

     SECTION 3.1.2. Valid Security Interest. The delivery of such Collateral to the Collateral Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

     SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuing Bank. The Pledgor has no Subsidiaries other than the Pledged Share Issuing Banks, except as set forth in Item C of Attachment 1.

     SECTION 3.1.4. As to Pledged Notes. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuing bank thereof, and are not in default.


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     SECTION 3.1.5. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

          (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

          (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

     SECTION 3.1.6. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might have a Material Adverse Effect or materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.


                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.2. Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent. The Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Collateral Agent.

     SECTION 4.3. Continuous Pledge. The Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other


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proceeds received by the Collateral Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral and will not permit any Pledged Share Issuing Bank to issue any capital stock which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

     SECTION 4.4. Voting Rights; Dividends, etc. The Pledgor agrees:

          (a) after any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4; and

          (b) after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified the Pledgor of the Collateral Agent's intention to exercise its voting power under this Section 4.4(b)

               (i) the Collateral Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

               (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION 4.5. Additional Undertakings. The Pledgor will not, without the prior written consent of the Collateral Agent:


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          (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

          (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.


                                    ARTICLE V

                              THE Collateral Agent

     SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including after the occurrence and continuance of a Default of the nature referred to in Section 11.1(f) or 11.1(g) of the Credit Agreement or an Event of
Default:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

          (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to
Section 6.4.

     SECTION 5.3. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its


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possession and the accounting for moneys actually received by it hereunder, the
Collateral Agent shall have no duty as to any Collateral or responsibility for

          (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

          (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                   ARTICLE VI

                                    REMEDIES

     SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Collateral Agent may

               (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

               (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

               (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral,

               (v) take control of any proceeds of the Collateral, and

               (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2. Securities Laws. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Collateral Agent, the Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuing bank of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

          (c) cause each such issuing bank to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

     SECTION 6.3. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.4. Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent be applied as set forth in Section 3.02(b)(iii) of the Credit Agreement.

     SECTION 6.5. Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Collateral Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Collateral Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with:

          (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or

          (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 7.3. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be made as set forth in Section 13.08 of the Credit Agreement.

     SECTION 7.5. Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION 7.6. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION 7.7. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 7.8. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE

OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        FOAMEX L.P.

                                        By: FMXI, INC., the Managing
                                              General Partner


                                        By   /s/ George L. Karpinski
                                           -------------------------------
                                           Name: George L. Karpinski



                                        CITICORP USA, INC., as
                                          Collateral Agent


                                        By   /s/ Shapleigh Smith
                                           -------------------------------
                                           Name: Shapleigh Smith

                                                                       EXHIBIT A
                                                  to Amended and Restated Foamex
                                                                Pledge Agreement

                                 PROMISSORY NOTE

$____________                                                  ___________, ____

     FOR VALUE RECEIVED, the undersigned, [Name of Maker], a _______________ __________ (the "Maker"), promises to pay to the order of ___________________, a
__________ __________ (the "Payee"), in equal ________ installments, commencing
_________, ____ to and including ___________, ___, the principal sum of DOLLARS
__________ ($______), representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker.

     The unpaid principal amount of this promissory note (this "Note") from time to time outstanding shall bear interest at a rate of interest equal to ____________, which the Maker represents to be a lawful and commercially reasonable rate, payable __________, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________ and shall be recorded on the grid attached hereto by the holder hereof (including the Collateral Agent as pledgee). Upon notice from the Collateral Agent (hereinafter defined) that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in Section 11.1(f) or 11.1(g) of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Collateral Agent shall direct in such notice.

     This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to Section 9.01 of the Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1999, as further amended and restated as of June 29, 1999 (as amended, supplemented, amended and restated or modified from time to time, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex" or a "Borrower"), General Felt Industries, Inc., a Delaware corporation (a "Borrower"; and, if together with Foamex, the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and general partner of Foamex, FMXI, Inc., a Delaware corporation and managing general partner of Foamex, the Lenders, the Issuing Banks and Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents")], the Lenders and the Issuing Banks have extended Commitments to make Credit Extensions to the Borrowers. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Collateral Agent to the Maker, the Collateral Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Collateral Agent as security for the Secured Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

     In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Collateral Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                        [NAME OF MAKER]



                                        By
                                           -------------------------------
                                           Name:
                                           Title:



                                        Pay to the order of CITICORP USA, INC.,
                                          as Collateral Agent

                                        [NAME OF PAYEE]



                                        By   /s/ Shapleigh Smith
                                           -------------------------------
                                           Name: Shapleigh Smith

                                      GRID

     Intercompany Loans made by [Name of Payee] to [Name of Maker] and payments of principal of such Loans.

====================================================================================================================
                       Amount of Intercompany     Amount of Principal     Outstanding Principal   Notation Made By
        Date                    Loan                    Payment                  Balance
--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

====================================================================================================================

                                                                    ATTACHMENT 1
                                                  to Amended and Restated Foamex
                                                                Pledge Agreement


Item A. Pledged Notes
        -------------

Pledged Note Issuing Bank               Description
-------------------------               -----------


Item B.  Pledged Shares
         --------------

                                                     Common Stock
                                                     ------------

                                        Authorized    Outstanding   % of Shares
Pledged Share Issuing Bank                Shares        Shares        Pledged
--------------------------                ------        ------        -------


Item C.  Additional Subsidiaries
         -----------------------